SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  July 3, 1996

                           Symetrics Industries, Inc.
             (Exact Name of Registrant as specified in its charter)


        Florida                       0-4025                   59-0954868
(State of Incorporation)      (Commission File No.)     (IRS Employer ID Number)


             557 N. Harbor City Boulevard, Melbourne, Florida 32935
                    (Address of Principal Executive Offices)

                  Registrant's telephone number: (407) 254-1500

Item 7. Financial Statements and Exhibits.


(a) Financial statements of businesses acquired.

      American Digital Switching, Inc. and Subsidiary:

         Report of Independent Certified Public Accountants:
             Pricher And Company
             Bray, Beck & Koetter

         Consolidated Balance Sheet- March 31, 1996

         Consolidated Statement of Operations and Accumulated Deficit- Three
              Months Ended March 31, 1996 and the Years Ended December 31, 1995, 1994 and 1993

         Consolidated  Statement  of Cash Flows - Three  Months Ended March
              31, 1996 and the Years Ended December 31, 1995, 1994 and 1993

         Notes to Consolidated Financial Statements

(b) Pro forma financial information.

     Pro Forma Condensed Combined Financial Statements:

         Pro Forma Condensed Combined Balance Sheet- March 31, 1996 (unaudited)

         Pro Forma Condensed Combined Statements of Income- Years Ended March 31, 1996, 1995 and 1994 (unaudited)

         Notes To Pro Forma Condensed Combined Financial Statements

                              PRICHER AND COMPANY
                          Certified Public Accountants



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
American Digital Switching, Inc. and Subsidiary


         We have audited the accompanying consolidated balance sheet of American Digital Switching, Inc. and Subsidiary as of March 31, 1996 and the related consolidated statements of operations and accumulated deficit and cash flows for the three months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Digital Switching, Inc. and Subsidiary as of March 31, 1996, and the results of its operations and its cash flows for the three months then ended in conformity with generally accepted accounting principles.


                                         /s/Pricher and Company





Orlando, Florida
June 13, 1996


  608 E. Central Boulevard    Orlando, Florida 32801-2966    (407) 648-0858

                              Bray, Beck & Koetter
                       CERTIFIED PUBLIC ACCOUNTANTS P.A.

                          1901 South Harbor City Blvd
                          One Harbor Place Suite 500A
                              Post Office Box 249
                         Melbourne, Florida 32902-0249
                                 (407) 676-1440

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
American Digital Switching, Inc. and Subsidiary
Melbourne, Florida

We have audited the accompanying consolidated balance sheets of American Digital Switching, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations and accumulated deficit and cash flows for the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Digital Switching, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                         /s/Bray, Beck & Koetter
Melbourne, Florida
January 22, 1996

                AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                                December 31,
                                                           March 31,     --------------------------
                                                              1996           1995           1994
                                                          -----------    -----------    -----------
       ASSETS (Note 8)
       ---------------

Current assets:
   Cash and cash equivalents                              $   175,823    $   233,085    $   191,938
   Accounts receivable (Notes 9 and 10)                       241,896        328,018        568,131
   Inventories  (Notes 2, 4 and 9)                            560,757        545,724        841,603
   Other current assets (Notes 2  and 14)                      13,763         11,410         60,979
                                                          -----------    -----------    -----------
     Total current assets                                     992,239      1,118,237      1,662,651
                                                          -----------    -----------    -----------

Property and equipment, net  (Notes 6 and 9)                  196,878        274,322        266,666
                                                          -----------    -----------    -----------

Other assets:
   Deferred income taxes  (Notes 2 and 14)                    241,225         89,988         23,004
   Deposits                                                    18,655         12,169         12,169
   Intangible assets, net  (Note 7)                           202,650        211,547        247,134
                                                          -----------    -----------    -----------
                                                              462,530        313,704        282,307
                                                          -----------    -----------    -----------

                                                          $ 1,651,647    $ 1,706,263    $ 2,211,624
                                                         ===========    ===========    ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------

Current liabilities:
   Accounts payable                                       $   160,762    $   134,593    $   645,177
   Current portion of long-term debt  (Note 9)                 25,436         24,959         24,115
   Short-term line of credit  (Note 8)                                                      300,000
   Accrued expenses (Note 13)                                  30,511         31,686        121,950
   Advanced billings  (Note 10)                               307,260        330,585        139,750
                                                          -----------    -----------    -----------
     Total current liabilities                                523,969        521,823      1,230,992
                                                          -----------    -----------    -----------

Long-term debt, net of current maturities  (Note 9)           568,363        374,903         99,863
                                                          -----------    -----------    -----------

Commitments and contingencies (Notes 11, 15, 16 and 18)

Stockholders' equity:
   Common stock. $.01 par value; authorized
     5,000,000 shares, issued and outstanding
     983,334 shares                                             9,833          9,833          9,833
   Additional paid-in capital                               1,071,403      1,071,403      1,071,403
   Accumulated deficit                                       (521,921)      (271,699)      (200,467)
                                                          -----------    -----------    -----------
     Total stockholders' equity                               559,315        809,537        880,769
                                                          -----------    -----------    -----------

                                                          $ 1,651,647    $ 1,706,263    $ 2,211,624
                                                          ===========    ===========    ===========

                 See accompanying notes to financial statements

                AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT




                                                   Three Months             Years Ended December 31,
                                                      Ended        -----------------------------------------
                                                  March 31, 1996      1995           1994              1993
                                                    -----------    -----------    -----------    -----------
Net sales and services (Note 10)                    $   330,440    $ 4,069,175    $ 5,942,647    $ 2,535,281

Cost of goods sold                                      126,278      1,467,616      2,723,571        696,727
                                                    -----------    -----------    -----------    -----------

     Gross profit                                       204,162      2,601,559      3,219,076      1,838,554
                                                    -----------    -----------    -----------    -----------

Operating expenses:
   Selling, general and administrative                  548,891      2,399,380      2,329,821      1,586,935
   Research and development                              57,840        299,104        397,997         25,687
                                                    -----------    -----------    -----------    -----------
                                                        606,731      2,698,484      2,727,818      1,612,622
                                                    -----------    -----------    -----------    -----------

     Operating profit (loss)                           (402,569)       (96,925)       491,258        225,932
                                                    -----------    -----------    -----------    -----------

Other income (expense):
   Interest and other income                              8,396         28,381          7,731          5,794
   Interest expense                                      (7,763)       (27,003)       (67,681)       (65,247)
   Loss on disposal of property and equipment                          (14,151)
                                                    -----------    -----------    -----------    -----------
                                                            633        (12,773)       (59,950)       (59,453)
                                                    -----------    -----------    -----------    -----------

     Income (loss) before income tax  benefit          (401,936)      (109,698)       431,308        166,479

Income tax  benefit (Note 14)                           151,714         38,466          1,050         39,591
                                                    -----------    -----------    -----------    -----------

     Income (loss) from continuing operations          (250,222)       (71,232)       432,358        206,070

Discontinued operations (Note 5):
   Loss on disposal of discontinued line of
     business (net of $12,727 income tax benefit)                                     (48,138)
                                                    -----------    -----------    -----------    -----------

     Net income (loss)                                 (250,222)       (71,232)       384,220        206,070

Accumulated deficit, beginning                         (271,699)      (200,467)      (584,687)      (790,757)
                                                    -----------    -----------    -----------    -----------

Accumulated deficit, ending                         $  (521,921)   $  (271,699)   $  (200,467)   $  (584,687)
                                                    ===========    ===========    ===========    ===========

                 See accompanying notes to financial statements

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                      Three Months             Years Ended December 31,
                                                        Ended        -----------------------------------------
                                                    March 31, 1996      1995           1994              1993
                                                      -----------    -----------    -----------    -----------
Cash flows from operating activities:
   Reconciliation of net income (loss) to net cash
     provided (used) by operating activities:
       Net income (loss)                              $  (250,222)   $   (71,232)   $   384,220    $   206,070
       Items not requiring (providing) cash:
         Loss on disposal of discontinued
            line of business                                                             60,865
         Loss on disposal of property and equipment                       14,151
         Depreciation                                      24,106         91,552        119,273        116,813
         Amortization                                       8,897         35,587         23,004          5,784
         Deferred income tax benefit                     (151,714)       (38,466)       (16,425)       (39,591)
       Changes in assets and liabilities:
         Accounts receivable                               86,122        240,113        (41,641)       358,115
         Other current assets                              (1,876)        21,051         (2,040)       (13,377)
         Inventories                                       42,823        238,023       (210,031)       (75,456)
         Accounts payable                                  26,169       (510,584)       502,656       (242,497)
         Accrued expenses                                  (1,175)       (90,264)        88,535        (21,147)
         Advanced billings                                (23,325)       190,835        (81,084)        19,652
                                                      -----------    -----------    -----------    -----------

   Net cash provided (used) by operating activities      (240,195)       120,766        827,332        314,366
                                                      -----------    -----------    -----------    -----------

Cash flows from investing activities:
   Capital expenditures                                    (4,517)       (55,504)       (93,514)       (67,332)
   Proceeds from disposal of discontinued
      line of business                                                                    4,041
   Deposits and other                                      (6,486)                        5,200          6,851
                                                      -----------    -----------    -----------    -----------

   Net cash used by investing activities                  (11,003)       (55,504)       (84,273)       (60,481)
                                                      -----------    -----------    -----------    -----------

Cash flows from financing activities:
   Draws on short-term line of credit                                    200,000        300,000
   Repayment of short-term line of credit                               (500,000)
   Proceeds from issuance of long term debt               200,000        300,000         16,667
   Payments on long-term debt                              (6,064)       (24,115)    (1,060,619)       (75,250)
                                                      -----------    -----------    -----------    -----------

   Net cash provided (used) by financing activities       193,936        (24,115)      (743,952)       (75,250)
                                                      -----------    -----------    -----------    -----------

   Net increase (decrease) in cash
     and cash equivalents                                 (57,262)        41,147           (893)       178,635

   Cash and cash equivalents, beginning                   233,085        191,938        192,831         14,196
                                                      -----------    -----------    -----------    -----------

   Cash and cash equivalents, ending                  $   175,823    $   233,085    $   191,938    $   192,831
                                                      ===========    ===========    ===========    ===========



                 See accompanying notes to financial statements

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of American Digital Switching, Inc. (the "Company" or "ADS") and its wholly owned subsidiary, Innovative Engineering Services, Inc. ("IES"). Intercompany transactions and balances have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of one year or less to be cash equivalents.

         INVENTORIES - Inventories are valued at the lower of cost (determined by an average cost method) or market.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation and amortization of property and equipment is computed principally on the straight-line method over the estimated useful lives of the property which range from 5 to 7 years.

         AMORTIZATION - Intangible assets are being amortized on the straight-line method over 2 to 5 years. The excess of the cost over the fair value of the net assets of IES represents an intangible asset which is being amortized over 40 years using the straight-line method.

         INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently payable plus deferred taxes. Deferred taxes are recognized for differences between the basis of certain assets and liabilities for financial statement and income tax purposes. These differences relate primarily to depreciation methods and advance billings reported differently for financial reporting and tax purposes. The deferred taxes represent the future tax consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. A valuation allowance is provided for those deferred tax assets which are subject to uncertainty as to the ultimate realization of the income tax benefit of the related deductible amounts.


2        RISKS AND UNCERTAINTIES

         NATURE OF OPERATIONS - The Company develops, manufactures and repairs telephone switching equipment. Its principal customers are rural telephone companies throughout the U.S. and Canada.

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


2        RISKS AND UNCERTAINTIES (Continued)

         FUTURE OPERATIONS - A significant portion of the Company's projected sales and future profitability are dependent upon successful completion of its ongoing development project ("Centura"), an updated hardware design for the ITS 4/5 central office telephone switch. In connection with this effort, the Company has signed contracts for outside parties to provide engineering and design services (see Note 14) and has incurred substantial in-house research and development expenditures in recent years. The anticipated costs of completing this project are such that the Company will need to obtain additional capital in the ensuing year, either from existing shareholders or outside investors, in order to avoid a delay in the project development schedule. If the Company is unable to obtain additional capital, it will become necessary to significantly curtail its operations and reduce its work force. Management's plans in this case would reduce operations to service activities currently estimated at approximately $1.5 million in revenues for 1996 (compared to approximately $4.0 million in 1995) with a corresponding drop in payroll related costs. The Centura project would continue, although the development schedule would be stretched-out over a number of years. (See Note 19 for discussion of subsequent events)

         USE OF ESTIMATES - The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates relate primarily to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. Following is a description of significant estimates used in preparation of the accompanying financial statements:

                  INVENTORIES - Included in the accompanying balance sheet are inventories at carrying values of $560,757, $545,724 and $841,603 at March 31, 1996, December 31, 1995 and 1994, which represent management's estimate of their net realizable value. Such values are determined based upon expected sales and usage in the ordinary course of business. The rural telephone industry is characterized by governmental mandates and regulations, as well as the cost-benefit relationship of the technology available to comply with those mandates. Should demand for the Company's products and services prove to be significantly less than anticipated, the ultimate realizable value of these inventories could be substantially less than the amount shown on the balance sheet.

                  DEFERRED TAX ASSETS - Included in the accompanying balance sheet are net deferred tax assets of $246,196, $94,482 and $56,016 at March 31, 1996, December 31, 1995 and 1994. Realization of these assets is dependent upon the Company generating sufficient future taxable income against which its loss and tax credit carryforwards can be offset. A valuation allowance has been recorded to reduce the deferred tax assets to the amount that is expected to be ultimately realized. This expectation could change if estimates of future taxable income during the carryforward period are reduced.

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


3   CASH FLOWS


    Supplemental  disclosures  related  to cash  flows  are  summarized  as follows:

                                              Three Months
                                                  Ended
                                                March 31,                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------
                                                  1996              1995               1994            1993
                                               -------------     -------------      ------------     ----------
    Cash paid for interest and income taxes:

     Interest                                  $       7,764     $      27,003    $      63,014     $      79,908
                                                ============      ============     ============      ============
     Income taxes                              $                 $       2,648    $                 $
                                                ============      ============     ============

    Non-cash investing and financing activities:

     Note payable to bank issued
       to acquire equipment                                                       $      22,594
                                                                                   ============

     Note payable issued to former
       corporate officer for promises
       and covenants capitalized as
       intangible assets                                                          $      88,000
                                                                                   ============

     Inventory capitalized as
       equipment                                                 $      57,856                      $      68,578
                                                                  ============                       ============

     Inventory parts and materials
        related to discontinued line
       of business reclassified to
       other current assets                                                                         $      64,906
                                                                                                     ============


4    INVENTORIES

     Inventories consist of the following:                     December 31,
                                          March 31,      -----------------------
                                           1996            1995           1994
                                          --------       --------       --------
Finished goods                            $310,028       $312,786       $379,278
Work-in-process                                                          104,276
Parts and raw materials                    250,729        232,938        358,049
                                          --------       --------       --------

Total                                     $560,757       $545,724       $841,603
                                          ========       ========       ========

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

5   DISCONTINUED OPERATIONS

    Certain parts and materials inventory items related to a discontinued line of business were disposed through bulk sale during 1994, resulting in a loss of $48,138, net of $12,727 income tax benefit.

6   PROPERTY AND EQUIPMENT

    Property and equipment include the following:                   December 31,
                                          March 31,      -----------------------
                                           1996            1995           1994

Leasehold improvements                      $ 40,243      $ 40,243      $ 36,457
Software                                      42,581        42,581       100,009
Machinery and equipment                      510,868       559,459       727,545
Office furniture and equipment                34,790        34,790        42,208
Construction in progress                                    57,856
                                            --------      --------      --------
                                             628,482       734,929       906,219
Less:  Accumulated depreciation              431,604       460,607       639,553
                                            --------      --------      --------

                                            $196,878      $274,322      $266,666
                                            ========      ========      ========

    Depreciation expense for the three months ended March 31, 1996 and the years ended 1995, 1994 and 1993 was $24,106, $91,552, $119,273 and $116,813,
respectively.

7   INTANGIBLE ASSETS

    In 1991, the Company acquired 100% of the outstanding common stock of Innovative Engineering Services, Inc. ("Subsidiary"). The purchase price of $280,500 exceeded the fair market value of the net assets of the subsidiary at the date of acquisition by $191,461, which represents the cost of intangibles and is being amortized over 40 years.

    Intangible assets are summarized as follows:
                                                               December 31,
                                              March 31,    ---------------------
                                                1996         1995         1994
                                              --------     --------     --------
Excess of cost over net assets                $191,461     $191,461     $191,461
Organization costs                                                         4,904
Covenant not to compete                         44,000       44,000       44,000
Covenant not to solicit customers               44,000       44,000       44,000
                                              --------     --------     --------
                                               279,461      279,461      284,365
  Less accumulated amortization                 76,811       67,914       37,231
                                              --------     --------     --------

                                              $202,650     $211,547     $247,134
                                              ========     ========     ========

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


7   INTANGIBLE ASSETS (Continued)

    Amortization expense for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 was $8,897, $35,587, $23,004 and
$5,784, respectively.


8   SHORT-TERM LINE OF CREDIT

    The Company had available at December 31, 1994 a $1,300,000 line of credit under the terms of a promissory note and loan and security agreement with the Rural Telephone Finance Cooperative. The note, which matured on May 2, 1995, was secured by all existing and after acquired real and personal property, tangible and intangible.

    Interest on outstanding advances was payable quarterly at a variable rate adjusted periodically by the lender which is not to exceed 1.5% above prime (6.155% at December 31, 1994).

    Outstanding advances on the line of credit at December 31, 1994 totaled $300,000.

    The loan and security agreement required that the Company maintain a current ratio of 1.1 and a debt service coverage ratio of 1.1, as defined in the agreement. For the year ended December 31, 1994, the Company met or exceeded this requirement. The agreement also provides for lender approval on certain additional indebtedness.


9  LONG-TERM DEBT

   Long-term debt consists of the following:
                                                               December 31,
                                              March 31,    ---------------------
                                                1996         1995         1994
                                              --------     --------     --------
    Note  payable  to Rural  Telephone  Finance
     Cooperative (RTFC) under revolving
     line of credit; maximum principal
     outstanding not to exceed $2,000,000;
     secured by inventory, receivables and
     equipment; interest payable quarterly
     at 1.5% above prime (8.25% at March
     31, 1996); matures June 26, 2000.         $ 500,000   $ 300,000  $

   Unsecured note payable to former corporate
     officer; due $2,122 monthly, including
     interest at 8%, beginning January 1,
     1995 until maturity on December 1, 1999.     82,272     86,931      104,667

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

9  LONG-TERM DEBT (Continued)
                                                                December 31,
                                              March 31,    ---------------------
                                                1996         1995         1994
                                              --------     --------     --------
   Note payable to bank; secured by
     equipment; due $533 monthly, including
     interest at 6.217%; until maturity on
     February 21, 1998.                        11,527        12,931       18,338

   Note payable to bank; secured by
     equipment; due $1,488 monthly, including
     interest at 11.024%, matured on January
     5, 1995.                                                               973
                                              --------     --------     --------
   Total                                       593,799      399,862     123,978
   Less current portion                         25,436       24,959      24,115
                                              --------     --------     --------
   Long-term portion                         $ 568,363    $ 374,903    $  99,863
                                             =========    =========    =========

    The Company may draw advances on the revolving line of credit up to the maximum principal amount of $2,000,000; however, unpaid advances may not exceed 65% of the sum of the Company's inventory and non-delinquent trade accounts receivable. The loan and security agreement requires that the Company obtain the RTFC's written approval prior to incurring certain additional indebtedness. Prior approval is also required before the Company may make payment of any cash dividends to its owners or make any other cash distribution beyond that in the ordinary course of business.

    Annual maturities of long-term debt outstanding at March 31, 1996 are summarized as follows:

           1997                                       $      25,436
           1998                                       $      26,903
           1999                                       $      22,981
           2000                                       $      18,479
           2001                                       $     500,000

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


10  RELATED PARTY TRANSACTIONS

    Following is a summary of related party transactions and balances:


                                          1996           1995             1994          1993
                                       -----------     ----------      ----------    ----------
    Transactions:
      Sales and services to
        stockholders                   $   29,748     $  786,312       $  813,764    $  715,763
      Purchase of materials
        from director                                                      51,900
      Note payable issued to former
         officer                                                          104,667

    Outstanding balances:
      Accounts receivable from
        stockholders                        4,855        142,616           73,317       245,064
      Advanced billings from
        stockholders                      298,386        317,586          129,750       183,513
      Accounts payable to officers
         and directors                                    59,033           56,700


11  LEASES

    The Company leases its facilities under long-term agreements with terms ranging from 2 to 5 years. All are classified as operating leases and expire in various years through 2001. These leases require the Company to pay all executory costs (such as property taxes, maintenance and utilities). Rental payments include minimum rentals and executory costs.

    The following is a schedule of future minimum lease payments for operating leases (with initial or remaining terms in excess of one year) as of March 31, 1996:

           Year ending
            MARCH 31,
               1997                                   $      90,504
               1998                                          91,131
               1999                                          85,349
               2000                                          85,349
               2001                                          85,349
                                                      -------------

           Total minimum lease payments               $     437,682
                                                      =============

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


11  LEASES (Continued)

    Rental expense for all operating leases, including applicable sales tax, amounted to $43,031, $176,384, $180,909 and $173,739 during the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively.


12  DEFERRED COMPENSATION AND PROFIT SHARING PLAN

    The Company maintains a deferred compensation and profit sharing plan for substantially all of its employees. Contributions to the plan include 1% of compensation, up to $200,000 of compensation per participant, and a matching contribution of half of the participant's contribution up to 2% of compensation. Matching contributions paid by the Company amounted to $5,783, $28,855, $16,730 and $14,285 for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively.


13  PRODUCT WARRANTY COSTS

    The terms of certain sales contracts include repair or replacement warranties covering defective products. The accompanying financial statements include an accrual of $750, $6,500 and $48,375 as of March 31, 1996, December 31, 1995 and 1994, respectively, for estimated warranty claims based upon the Company's experience of the amount of claims actually made.


14  INCOME TAXES

    Income tax expense (benefit) consists of the following:

                                                                               December 31,
                                            March 31,        ------------------------------------------------
                                               1996              1995             1994               1993
                                           -------------     -------------    -------------     -------------
      Currently payable                    $                 $                $      15,375     $
      Deferred                                    22,994             6,118           64,493            20,091
      Tax benefit of loss carryforward          (160,603)         (100,220)         128,811
      Change in valuation allowance              (14,105)           55,636         (209,729)          (59,682)
                                           --------------    -------------    -------------     -------------

      Total income tax benefit             $    (151,714)    $     (38,466)   $      (1,050)    $     (39,591)
                                            =============     ============     ============      ============

                  AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS


14   INCOME TAXES (Continued)

     Deferred income taxes consist of the following:

                                                                        December 31,
                                                  March 31,      -------------------------------
                                                    1996             1995              1994
                                                --------------   -------------     -------------
     Current:
       Deferred tax asset                       $       6,578    $       7,710     $      56,506
       Valuation allowance                             (1,608)          (3,216)          (23,494)
                                                --------------   -------------     -------------

         Net current deferred tax asset         $       4,970    $       4,494     $      33,012
                                                 ============     ============      ============
     Noncurrent:
       Deferred tax asset                       $     341,282    $     195,638     $      53,051
       Deferred tax liability                         (14,736)          (7,831)           (8,142)
       Valuation allowance                            (85,321)         (97,819)          (21,905)
                                                --------------   -------------     -------------

         Net noncurrent deferred tax asset$     $      241,225   $       89,988    $      23,004
                                                ==============   ==============    =============

    The Company has available at March 31, 1996 an unused operating loss carry-forwards of $700,099, expiring in years 2007 through 2010, which may be applied against future taxable income and a research and development tax credit carryforward of $71,220 expiring in 2009 and 2010, which may be applied against future tax liabilities, subject to certain limitations.


15  COMMITMENTS AND CONTINGENCIES

    The Company is currently developing a "4 Channel SS7 Link I/O Mix Module". The Company has a contract with an outside company of $106,061 for the development of this new product. At March 31, 1996 the remaining commitment under this contract was $15,417.

    The Company has received six research and development contracts related to this product for a total of $187,200. Amounts received under the contracts are non-refundable as long as they are spent on research and development. In return the customers received a preferred purchase price. Research and development costs in excess of $187,200 has been incurred, accordingly this amount has been recognized as income.

    The Company has entered into a joint agreement for the development of an updated hardware design for the ITS 4/5 subscriber switch. Under the terms of the agreement, the Company will pay its development partner $400,000 for engineering and design services, due at various stages of project completion. The agreement also provides that as much as one-half of these payments may be credited back to the Company should the Company eventually purchase sufficient quantities of the resulting product from its joint partner. As of March 31, 1996, $315,930 has been paid on the contract.

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

16  CONCENTRATION OF CREDIT RISK

    At March 31, 1996, the Company had $75,573 on deposit in excess of the federally insured limit.

17  ECONOMIC DEPENDENCY

    During the years ended December 31, 1995 and 1994 the Company sold a substantial portion of its product under one contract. Sales under that contract aggregated approximately $1,400,000 and $2,800,000 during 1995 and 1994, respectively. At December 31, 1994 amounts due under that contract included in accounts receivable were $442,735, which were fully collected in 1995.


18  STOCK OPTIONS

    The Company has granted 91,000 options to purchase Company Common Stock at exercise prices ranging from $.75 to $3.00 per share, and is authorized to grant options for an additional 59,000 shares under its 1995 Stock Option Plan.


19  SUBSEQUENT EVENTS

    Effective  April 1,  1996,  Symetrics  Industries,  Inc.  ("Symetrics"),  of
Melbourne, Florida, a manufacturer of electronic assemblies, systems and software acquired approximately 95% of the outstanding capital stock of the Company.

    The acquisition was accomplished by the exchange of one share of Symetrics' common stock for every 4.5 shares of ADS common stock (the "Exchange"). Pursuant to the Exchange, Symetrics exchanged 207,399 shares of Symetrics' common stock, or approximately 13% of the outstanding capital stock of Symetrics after the Exchange, for 983,334 shares after the Exchange. Symetrics intends to complete the acquisition of the remaining outstanding shares of ADS in the near future.

                           SYMETRICS INDUSTRIES, INC.

                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The following pro forma condensed combined balance sheet as of March 31, 1996, and the pro forma condensed combined statements of income for the years ended March 31, 1996, 1995 and 1994 give effect to the acquisition of 100% of the outstanding common shares of American Digital Switching, Inc. ("ADS") by Symetrics Industries, Inc. ("Symetrics"). The pro forma information is based on the historical financial statements of Symetrics and ADS giving effect to the transaction under the pooling-of-interests method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

     The pro forma statements have been prepared by Symetrics' management based upon the audited financial statements of ADS included elsewhere herein and unaudited interim financial statements which were used to restate ADS' operations from fiscal years ended December 31 1995, 1994 and 1993 to years ended March 31, 1996, 1995 and 1994. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The proforma financial statements should be read in conjunction with the audited financial statements and notes of Symetrics and the audited financial statements and notes of ADS contained elsewhere herein.

                 AMERICAN DIGITAL SWITCHING, INC. AND SUBSIDIARY

                               March 31, 1996

                                                                Historical
                                                     ----------------------------------
                                                         Symetrics       American Digital   Pro Forma          Pro Forma
                                                       Industries, Inc. Switching, Inc.      Adjustments       Combined
                                                      ----------------------------------  ----------------  --------------
       ASSETS
       ------

Current assets:
   Cash and cash equivalents                             $  1,482,082   $    175,823    $                 $  1,657,905
   Contract and accounts receivable                         1,339,532        241,896                         1,581,428
   Inventories                                                 75,136        560,757                           635,893
   Costs and estimated earnings in excess of billings       2,931,069                                        2,931,069
   Mortgage receivable                                        450,000                                          450,000
   Other current assets                                        52,135         13,763                            65,898
                                                         ------------   ------------    ------------       ------------
     Total current assets                                   6,329,954        992,239                         7,322,193
                                                         ------------   ------------    ------------       ------------

Property and equipment, net                                 1,566,613        196,878                         1,763,491
                                                         ------------   ------------    ------------       ------------

Other assets:
   Deferred income taxes                                       84,228        241,225                           325,453
   Other                                                       76,129         18,655                            94,784
   Intangible assets, net                                     377,927        202,650                           580,577
                                                         ------------   ------------    ------------       ------------
                                                               538,284       462,530                         1,000,814
                                                         ------------   ------------    ------------       ------------

                                                         $  8,434,851   $  1,651,647    $                 $ 10,086,498
                                                         ============   ============    ============       ============


       LIABILITIES AND STOCKHOLDERS' EQUITY
       ------------------------------------


Current liabilities:
   Accounts payable and accrued expenses                 $  1,600,255   $    498,533    $                  $ 2,098,788
   Notes payable and current portion of long-term debt          1,000         25,436                            26,436
   Income taxes payable                                       452,239                                          452,239
   Billings in excess of costs and estimated earnings           7,869                                            7,869
                                                         ------------   ------------    ------------       ------------
     Total current liabilities                              2,061,363        523,969                         2,585,332
                                                         ------------   ------------    ------------       ------------

Long-term debt                                                479,439        568,363                         1,047,802
                                                         ------------   ------------    ------------       ------------

Stockholders' equity:
   Common stock                                               346,975          9,833          42,016 (a)        398,824
   Additional paid-in capital                               1,090,638      1,071,403         (42,016)(a)      2,120,025
   Accumulated deficit                                      4,456,436       (521,921)                         3,934,515
                                                         ------------   ------------    ------------       ------------
     Total stockholders' equity                             5,894,049        559,315                          6,453,364
                                                         ------------   ------------    ------------       ------------

                                                         $  8,434,851   $  1,651,647    $                  $ 10,086,498
                                                         ============   ============    ============       ============

         See notes to pro forma condensed combined financial statements

                 PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
                            Year Ended March 31, 1996

                                                           Historical (c)
                                                  ----------------------------------
                                                      Symetrics       American Digital   Pro Forma         Pro Forma
                                                    Industries, Inc. Switching, Inc.     Adjustments       Combined
                                                    --------------  ------------------  ---------------  --------------
Sales and revenues                                $    19,692,320   $     2,404,269    $                $   22,096,589
                                                    --------------   ---------------    -------------    --------------

Costs and expenses:
   Cost of sales and revenues                          15,212,737           883,881                         16,096,618
   Research and development                               137,000           228,568                            365,568
   Selling, general and administrative                  1,557,563         2,212,263                          3,769,826
   Loss on disposition of property and equipment
     and other expense                                                       43,388                             43,388
   Interest                                                26,587            24,225                             50,812
                                                    --------------   ---------------    -------------    --------------
                                                       16,933,887         3,392,325                         20,326,212
                                                    --------------   ---------------    -------------    --------------

Interest and other income, net                            139,676                                              139,676
                                                    --------------   ---------------    -------------    --------------

   Income (loss) before income taxes                    2,898,109          (988,056)                         1,910,053

Income tax expense (benefit)                            1,051,632          (192,964)                           858,668
                                                    --------------   ---------------    -------------    --------------

   Net income (loss)                              $     1,846,477   $      (795,092)  $                $     1,051,385
                                                    ==============   ===============    =============    ==============

Earnings per common share:
   Weighted average shares outstanding                  1,382,697                                            1,590,096 (b)
                                                    ==============                                       ==============

   Net income per common share                    $         1.34                                       $          0.66
                                                    ==============                                       ==============


                 PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
                            Year Ended March 31, 1995

                                                          Historical (c)
                                                  ----------------------------------
                                                      Symetrics       American Digital   Pro Forma         Pro Forma
                                                    Industries, Inc. Switching, Inc.     Adjustments       Combined
                                                    --------------  ------------------  ---------------  --------------

Sales and revenues                                $    21,341,695   $     7,356,416   $                $    28,698,111
                                                    --------------   ---------------    -------------    --------------

Costs and expenses:
   Cost of sales and revenues                          18,111,889         3,233,161                         21,345,050
   Research and development                                70,852           463,719                            534,571
   Selling, general and administrative                    916,294         2,540,562                          3,456,856
   Interest                                                13,071            63,974                             77,045
                                                    --------------   ---------------    -------------    --------------
                                                       19,112,106         6,301,416                         25,413,522
                                                    --------------   ---------------    -------------    --------------

Interest and other income, net                             67,291            70,429                            137,720
                                                    --------------   ---------------    -------------    --------------

   Income before income taxes                           2,296,880         1,125,429                          3,422,309

Income taxes                                              827,073             1,734                            828,807
                                                    --------------   ---------------    -------------    --------------

   Income from continuing operations              $     1,469,807   $     1,123,695   $                $     2,593,502
                                                    ==============   ===============    =============    ==============

Earnings per common share:
   Weighted average shares outstanding                  1,250,609                                            1,458,008 (b)
                                                    ==============                                       ==============

   Income from continuing operations per common
    share                                         $          1.18                                      $          1.78
                                                    ==============                                       ==============

         See notes to pro forma condensed combined financial statements

                 PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
                            Year Ended March 31, 1994


                                                           Historical (c)
                                                  ----------------------------------
                                                      Symetrics       American Digital   Pro Forma         Pro Forma
                                                    Industries, Inc. Switching, Inc.     Adjustments       Combined
                                                    --------------  ----------------   ---------------  --------------

Sales and revenues                                $     8,602,562   $     2,582,523   $                $    11,185,085
                                                    --------------   ---------------    -------------    --------------

Costs and expenses:
   Cost of sales and revenues                           7,250,114           811,006                          8,061,120
   Research and development                                 9,304            84,229                             93,533
   Selling, general and administrative                    675,318         1,720,315                          2,395,633
   Interest                                                 7,849            62,118                             69,967
                                                    --------------   ---------------    -------------    --------------
                                                        7,942,585         2,677,668                         10,620,253
                                                    --------------   ---------------    -------------    --------------

Interest and other income, net                             42,890             6,037                             48,927
                                                    --------------   ---------------    -------------    --------------

   Income (loss) before income taxes and
     cumulative effect adjustment                         702,867           (89,108)                           613,759

Income taxes (benefit)                                    227,222           (39,591)                           187,631
                                                    --------------   ---------------    -------------    --------------

   Income (loss) before  cumulative effect adjustment     475,645           (49,517)                           426,128

Cumulative effect of change in accounting principle        74,514                                               74,514
                                                    --------------   ---------------    -------------    --------------

   Net income (loss)                              $       550,159   $       (49,517)  $                $       500,642
                                                    ==============   ===============    =============    ==============

Earnings per common share:

   Weighted average shares outstanding                  1,192,326                                            1,399,725 (b)
                                                    ==============                                       ==============

   Income before  cumulative effect adjustment    $          0.40                                      $          0.30
   Cumulative effect of change in
     accounting principle                                    0.06                                                 0.05
                                                    --------------                                       --------------
   Net income                                     $          0.46                                      $          0.36
                                                    ==============                                       ==============

         See notes to pro forma condensed combined financial statements

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Effective April 1, 1996, Symetrics acquired 933,334 (approximately 95%) of the outstanding common stock of ADS in exchange for 207,399 shares of Symetrics or approximately 13% of the outstanding capital stock of Symetrics after the exchange. The pro forma financial statements combine the assets and liabilities of the two companies at March 31, 1996 and their results of operations for the years ended March 31, 1996, 1995 and 1994. In combining the entities, the following pro forma adjustments have been made.

         (a) Reflects the issuance of 207,399 shares of Symetrics' $.25 par value common stock to the ADS stockholders and the elimination of ADS' common stock.

         (b) Reflects an increase in the weighted average number of common shares outstanding of Symetrics as if the combination had occurred at the beginning of the fiscal year ended March 31, 1994.

         (c) The historical financial statements of ADS used in the combined statements of income have been restated to fiscal years ended March 31, 1996, 1995 and 1994 to coincide with the historical financial statements of Symetrics.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Symetrics Industries, Inc.


Date:  July 3, 1996                    By:    /s/ Dudley E. Garner, Jr.
                                              --------------------------
                                             Dudley E. Garner, Jr. President